June 6, 2006

Morgan Stanley Utilities Fund
1221 Avenue of the Americas
New York, New York  10020

Ladies and Gentlemen:

         We have acted as counsel for Morgan Stanley Utilities Fund, a
Massachusetts business trust ("Utilities") in connection with the proposed acquisition by Utilities of substantially all of the assets and the assumption of certain stated liabilities of Morgan Stanley Global Utilities Fund, a
Massachusetts business trust ("Global Utilities") pursuant to an Agreement and
Plan of Reorganization dated as of February 6, 2006 (the "Reorganization
Agreement") in exchange solely for an equal aggregate value of shares of beneficial interest of Utilities to be distributed thereafter to shareholders of
Global Utilities (the "Reorganization"). This opinion is furnished in connection with Utilities' Registration Statement on Form N-14 under the Securities Act of
1933, as amended (the "Registration Statement"), relating to the Class A, Class
B, Class C and Class D shares of Utilities, each with a par value of $0.01 per share, (the "Shares"), to be issued in the Reorganization.

         We have examined such statutes, regulations, corporate records and other documents and reviewed such questions of law as we deemed necessary or appropriate for the purpose of this opinion. As to matters of Massachusetts law contained in this opinion, we have relied upon the opinion of Dechert LLP, dated
June 6, 2006.

         Based upon the foregoing, we are of the opinion that subsequent to the approval by the shareholders of Global Utilities of the Reorganization
Agreement, set forth in the proxy statement and prospectus constituting a part of the Registration Statement (the "Proxy Statement and Prospectus"), the
Shares, upon issuance in the manner referred to in the Registration Statement, will be legally issued, fully paid and non-assessable (except as set forth under the caption "Capital Stock and Other Securities" in Utilities' current Statement of Additional Information).

         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name in the Proxy Statement and
Prospectus constituting a part thereof.

Very truly yours,

/s/ Clifford Chance US LLP